Exhibit 5.1

CKR LAW LLP

1330 Avenue of the Americas, 35th Floor

New York, NY 10019

August 6, 2015

To the Board of Directors

SkyPeople Fruit Juice, Inc.

16F, China Development Bank Tower, No. 2,

Gaoxin 1st Road, Xi’an, PRC 710075

Re:	SkyPeople Fruit Juice, Inc.

Registration Statement on Form S-3

Gentlemen:

We are acting as counsel to SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”) of up to an aggregate offering price of $100,000,000, or the equivalent thereof, of the following securities (collectively, the “Securities”):

(i)	common stock, $0.001 par value per share, of the Company (the “Common Stock”);
(ii)	preferred stock of the Company (the “Preferred Stock”);
(iii)	senior and subordinated debt securities of the Company (the “Debt Securities”);
(iv)	warrants to purchase any of the securities of the Company described above (the “Warrants”);
(v)	rights to purchase any of the securities of the Company described above (the “Rights”); and
(vi)	units of the securities of the Company (the “Units”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a senior or subordinated debt securities indenture (the "Indenture"), to be filed as an exhibit to an amendment to the Registration Statement and to be entered into between the Company and a trustee (the “Trustee”) to be named in a Prospectus Supplement to the Registration Statement.

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You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities.  For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Articles of Incorporation, as amended to date (the “Articles”), the Company’s Bylaws, as amended to date (the “Bylaws”), and corporate actions of the Company that provided for the issuances of the Securities.  We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on statements of an officer of the Company.

In our examination of the documents described above, we have assumed the genuineness of all signatures (other than those of the Company), the legal capacity of all individual signatories, the completeness of all corporate records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

Based on and subject to the foregoing and the additional qualifications and other matters set forth below, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and (iv) the Company shall remain at all times a corporation incorporated under the laws of the State of Florida, it is our opinion that:

1.                  When (i) the terms of the issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors of the Company or a duly authorized committee (the “Board”) so as not to violate the Articles or Bylaws or any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) if the Common Stock is to be certificated, certificates representing the Common Stock have been duly executed and countersigned (if required), and (iii) the Common Stock is issued and delivered (if required) as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock (including any Common Stock that may be issued upon exercise of Warrants) will be validly issued, fully paid and nonassessable.

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2.                  When (i) the terms of the Preferred Stock have been duly established in conformity with the Articles, and the terms of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, in each case so as not to violate the Articles or Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Florida and upon payment in full of any filing fees attendant thereto, if required, (iii) if the Preferred Stock is to be certificated, certificates representing the Preferred Stock have been duly executed and countersigned (if required), and (iv) the Preferred Stock are issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock (including any Preferred Stock that may be issued upon exercise of Warrants) will be validly issued, fully paid and nonassessable.

3.                  When (i) with respect to the Debt Securities, the Indenture and any amendments or supplements thereto have been duly authorized and approved by all necessary action of the Board and duly executed and delivered by the Company and the Trustee, (ii) the terms of the Debt Securities and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly established in accordance with the applicable Indenture, so as not to violate the Articles and Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the applicable Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Act and the rules and regulations promulgated thereunder, and (v) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Debt Securities (including any Debt Securities that may be issued upon exercise of Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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4.                  When (i) a warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) has been duly executed and delivered by the Company and such warrant agent, if any, as shall have been appointed by the Company with respect thereto, (ii) the terms and the execution and delivery of the Warrant Agreement and the terms of the Warrants and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Warrants and the issuance and sale thereof have been duly established in accordance with the Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the terms and issuance of the Debt Securities, Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly approved as set forth above, and (v) the Warrants have been duly executed and countersigned (if required), and issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                  With respect to the Rights, when (i) specifically authorized for issuance by the Board, (ii) the Registration Statement has become effective under the Act, (iii) the rights agreement pursuant to which the rights are to be issued (the “Rights Agreement”) and any certificates relating to the Rights have been duly authorized, executed, and delivered, (iv) an appropriate Prospectus Supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the Prospectus or Prospectus Supplement included therein, and (viii) the Company has received the consideration provided for in the Board’s authorizing resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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6.                  When (i) the applicable unit agreement, if any, with respect to the Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the terms of the Units and the related Securities and their issuance and sale thereof have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the Units (including authorization of the issuance of any Securities to be issued pursuant to such Units), (iii) the Units have been authorized, offered and sold in accordance with the applicable unit agreement, if any, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Units have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable unit agreements upon payment of the agreed-upon consideration therefor, the Units will be binding obligations of the Company, enforceable against the Company in accordance with their terms

Our opinions that any document is legal, valid and binding is qualified as to:

         (a)   limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

         (b)   rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

         (c)   general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We are opining herein solely as to the laws of the State of New York. To the extent that any other laws govern any of the matters as to which we are opining above, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

Very truly yours,

/s/ CKR Law LLP______________________

CKR Law LLP